Exhibit 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES THIRD QUARTER 2017 RESULTS;
FIFTH CONSECUTIVE QUARTER OF REVENUE GROWTH; EPS: $0.52

SAN JOSE, CA, January 25, 2017-- Xilinx, Inc. (Nasdaq: XLNX) today announced third quarter fiscal 2017 sales of $586 million, up 1% sequentially, and up 3% from the third quarter of the prior fiscal year. Third quarter net income was $142 million, or $0.52 per diluted share.

The Xilinx Board of Directors declared a quarterly cash dividend of $0.33 per outstanding share of common stock payable on February 23, 2017 to all stockholders of record at the close of business on February 8, 2017.

Additional third quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016	Q-T-Q	Y-T-Y
Net revenues	$586	$579	$566	1%	3%
Operating income	$163	$177	$160	-8%	2%
Net income	$142	$164	$131	-14%	8%
Diluted earnings per share	$0.52	$0.61	$0.49	-15%	6%

“Xilinx delivered growth for the fifth consecutive quarter. Sales from our 16nm Ultrascale+, 20nm Ultrascale, and 28nm Zynq products contributed to significant market expansion. The growth from these products was driven by a broad base of markets such as data center, automotive, test & measurement, wired and wireless communications and space,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “Our FY17 strategic increase in R&D investment continues to pay off with the recent expansion announcement of our 16nm portfolio integrating High Bandwidth Memory and Cache Coherent Interconnect technology into Ultrascale+ FPGAs. In addition, our 16nm execution continues unabated. We are currently shipping 12 unique products to nearly 300 customers and remain over a year ahead of the competition.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016	Q-T-Q	Y-T-Y
North America	30%	33%	32%	-7%	-3%
Asia Pacific	43%	38%	41%	12%	9%
Europe	19%	20%	17%	-4%	13%
Japan	8%	9%	10%	-5%	-14%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016	Q-T-Q	Y-T-Y
Communications & Data Center	44%	41%	43%	7%	4%
Industrial, Aerospace & Defense	41%	41%	41%	1%	5%
Broadcast, Consumer & Automotive	15%	18%	16%	-13%	-2%

Net Revenues by Product:

	Percentages			Growth Rates
	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016	Q-T-Q	Y-T-Y
Advanced Products	47%	46%	37%	2%	30%
Core Products	53%	54%	63%	0%	-12%

Products are classified as follows:

Advanced products: UltraScale+, Ultrascale and 7-series products.
Core products: Virtex-6, Spartan-6, Virtex-5, CoolRunner-II, Virtex-4, Virtex-II, Virtex-E, Spartan-3, Spartan-II, XC9500, products, configuration solutions, Software & Support/Services.

Key Statistics:
(Dollars in millions)

	Q3 FY 2017	Q2 FY 2017	Q3 FY 2016

Annual Return on Equity (%)*	25	25	21

Operating Cash Flow	$106	$184	$292

Depreciation Expense	$11	$11	$13

Capital Expenditures	$20	$11	$6

Combined Inventory Days	114	111	119

Revenue Turns (%)	56	55	49

*Return on equity calculation: Annualized net income/average stockholders’ equity

Product and Financial Highlights - December Quarter

•
Xilinx introduced the Reconfigurable Acceleration Stack, with a goal to enable mainstream adoption of FPGAs in the data center. Target applications include machine learning, video transcoding and big data analytics. Designed for cloud scale applications, the stack provides the fastest path to realize up to 40x better compute efficiency with Xilinx FPGAs compared to x86 server CPUs and up to six times the compute efficiency over competitive FPGAs.

•
Xilinx unveiled details for new 16nm Virtex UltraScale+ FPGAs with HBM and CCIX technology. Containing the highest memory bandwidth available, these HBM-enabled FPGAs offer 20X higher memory bandwidth relative to a DDR4 DIMM and 4X less power per bit versus competing memory technologies. This product family is architected to support compute acceleration in the data center, high data rate Ethernet connectivity, 8K Video, and radar systems.

•
Xilinx, announced that Amazon Web Services (AWS) is deploying Xilinx 16nm UltraScale+ FPGAs in the new Amazon Elastic Cloud Compute (Amazon EC2) F1 instance type, accelerating genomics, financial analytics, video processing, big data, security, and machine learning inference workloads. In addition to Amazon EC2 F1 instances, AWS also announced an FPGA Developer Amazon Machine Image which is pre-built with the development tools and scripts including Xilinx's Vivado Design Suite and Vivado license.

Business Outlook - March Quarter Fiscal 2017

•	Sales are expected to be in the range of $590M-$620M.

•	Gross margin is expected to be approximately 68-70%.

•	Operating expenses are expected to be approximately $244 million including $1 million of amortization of acquisition-related intangibles.
•Other income and expenses are expected to be a net expense of approximately $4 million.

•	March quarter tax rate is expected to be approximately 14%.

Conference Call

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the December quarter financial results and management's outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 34530294. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our plans to repurchase shares of Xilinx stock and our expectations regarding our business outlook for the March quarter of fiscal 2017. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including market conditions which could impact the ability of the Company to execute the repurchase authorization in a timely manner; customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, changing competitive dynamics due to industry consolidation, our ability to deliver product in a timely manner, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx is the leading provider of All Programmable FPGAs, SoCs, MPSoCs, and 3D ICs. Xilinx uniquely enables applications that are both software defined and hardware optimized - powering industry advancements in Cloud Computing, Embedded Vision, Industrial IoT, and 5G Wireless. For more information, visit www.xilinx.com.

#1703F

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016	December 31, 2016	January 2, 2016
Net revenues	$585,688	$579,209	$566,235	$1,739,877	$1,642,815
Cost of revenues	178,233	175,875	178,514	522,404	496,108
Gross margin	407,455	403,334	387,721	1,217,473	1,146,707
Operating expenses:
Research and development	159,248	141,814	141,378	437,187	398,246
Selling, general and administrative	83,780	83,463	84,470	250,353	251,374
Amortization of acquisition-related intangibles	1,455	1,244	1,769	3,943	5,306
Total operating expenses	244,483	226,521	227,617	691,483	654,926
Operating income	162,972	176,813	160,104	525,990	491,781
Interest and other expense, net	392	1,151	5,053	6,130	24,793
Income before income taxes	162,580	175,662	155,051	519,860	466,988
Provision for income taxes	20,734	11,470	24,232	50,773	61,155
Net income	$141,846	$164,192	$130,819	$469,087	$405,833
Net income per common share:
Basic	$0.57	$0.65	$0.51	$1.86	$1.58
Diluted	$0.52	$0.61	$0.49	$1.74	$1.51
Cash dividends per common share	$0.33	$0.33	$0.31	$0.99	$0.93
Shares used in per share calculations:
Basic	250,982	253,466	256,450	252,811	257,491
Diluted	270,781	270,373	269,611	269,182	268,716

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 31, 2016	April 2, 2016
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,254,135	$3,337,699
Accounts receivable, net	340,852	307,458
Inventories	205,927	178,550
Other current assets	115,138	92,951
Total current assets	3,916,052	3,916,658
Net property, plant and equipment	301,504	283,346
Long-term investments	183,082	220,807
Other assets	435,650	398,458
Total Assets	$4,836,288	$4,819,269

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$361,624	$307,222
Deferred income on shipments to distributors	53,626	51,758
Current portion of long-term debt	594,792	585,417
Total current liabilities	1,010,042	944,397
Long-term debt	994,842	993,639
Deferred tax liabilities	323,777	261,467
Other long-term liabilities	23,419	16,979
Temporary equity	4,605	12,894
Stockholders' equity	2,479,603	2,589,893
Total Liabilities and Stockholders' Equity	$4,836,288	$4,819,269

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Nine Months Ended
	December 31, 2016	October 1, 2016	January 2, 2016	December 31, 2016	January 2, 2016
SELECTED CASH FLOW INFORMATION:
Depreciation	$11,110	$11,182	$13,043	$33,917	$38,768
Amortization	4,887	4,001	4,441	12,601	13,149
Stock-based compensation	30,867	29,802	31,463	90,073	84,464
Net cash provided by operating activities	105,584	183,593	292,156	627,813	619,494
Purchases of property, plant and equipment	19,875	11,313	6,118	51,825	19,169
Payment of dividends to stockholders	83,256	83,878	79,709	250,733	240,111
Repurchases of common stock	213,844	99,985	100,000	413,983	299,998
Proceeds from issuance of common stock
to employees, net of withholding taxes	1,195	(1,784)	6,897	10,708	21,720

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,945	$1,930	$2,145	$5,994	$5,872
Research and development	17,154	16,529	16,935	48,803	44,561
Selling, general and administrative	11,768	11,343	12,383	35,276	34,031